UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 18, 2022

Elanco Animal Health Incorporated

(Exact name of registrant as specified in its charter)

Indiana	001-38661	82-5497352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 Innovation Way Greenfield, Indiana (Address of principal executive offices)	46140 (Zip Code)

Registrant’s telephone number, including area code: (877) 352-6261

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	ELAN	New York Stock Exchange
5.00% Tangible Equity Units	ELAT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Elanco Animal Health Incorporated Employee Stock Purchase Plan

At the annual meeting of shareholders of Elanco Animal Health Incorporated (“Elanco”) held on May 18, 2022, Elanco’s shareholders approved the Elanco Animal Health Incorporated Employee Stock Purchase Plan (the “ESPP”). The ESPP was approved by Elanco’s Board of Directors (the “Board”) on February 22, 2022, subject to the approval of Elanco’s shareholders, and became effective with such shareholder approval on May 18, 2022.

A description of the terms of the ESPP can be found in the “2022 Notice of Annual Meeting of Shareholders and Proxy Statement — Proposal No. 4: Approval of the Elanco Animal Health Incorporated Employee Stock Purchase Plan” (pages 68 through 70) in Elanco’s definitive proxy statement dated April 6, 2022, and filed with the Securities and Exchange Commission on April 6, 2022 (the “Proxy Statement”), which description is incorporated by reference herein.

Also effective May 18, 2022, Elanco’s Compensation Committee and the Board approved certain administrative amendments to the ESPP, which are reflected in the Elanco Animal Health Incorporated Amended and Restated Employee Stock Purchase Plan (the “Restated ESPP”).

The foregoing description and the description incorporated by reference from the Proxy Statement are qualified in their entirety by reference to the Restated ESPP, a copy of which is filed as Exhibit 10.1 to this report.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At Elanco’s annual meeting of shareholders on May 18, 2022, its shareholders approved, among other things, certain amendments to Elanco’s Articles of Incorporation. Previously, on February 22, 2022, the Board approved an amendment to Section 2.8 of Elanco’s Bylaws to eliminate the supermajority vote requirement to remove directors and replace it with a majority vote requirement effective upon approval of the amendments to the Articles of Incorporation by the shareholders. Accordingly, the amendment of Section 2.8 of the Bylaws became effective May 18, 2022.

The Bylaws, as amended and restated to incorporate the amendment referred to above, are attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Voting results for each matter submitted to a vote at the 2022 annual meeting are provided below.

Proposal 1. Election of Directors. All of the nominees nominated by the Board for director were elected to serve for a three-year term ending at the 2025 annual meeting of shareholders and until their respective successors are elected and qualified, by the votes set forth in the table below.

Nominee	For	Against	Abstain	Broker Non-Votes
Kapila Kapur Anand	198,364,643	200,754,059	970,134	19,790,205
John P. Bilbrey	350,053,222	49,368,489	667,125	19,790,205
Scott D. Ferguson	385,630,842	13,791,160	666,834	19,790,205
Paul Herendeen	385,628,571	13,795,461	664,804	19,790,205
Lawrence E. Kurzius	198,862,475	199,777,499	1,448,862	19,790,205

Proposal 2. The shareholders ratified the appointment of Ernst & Young LLP as Elanco’s principal independent auditor for 2022, by the votes set forth in the table below.

For	Against	Abstain
419,619,024	201,540	58,477

Proposal 3. The shareholders approved, by non-binding vote, the compensation of Elanco’s named executive officers, by the votes set forth in the table below.

For	Against	Abstain	Broker Non-Votes
371,016,128	28,930,174	142,534	19,790,205

Proposal 4. The shareholders approved the Elanco Animal Health Incorporated Employee Stock Purchase Plan, by the votes set forth in the table below.

For	Against	Abstain	Broker Non-Votes
399,605,081	397,139	86,616	19,790,205

Proposal 5. The shareholders approved management’s proposal to amend Elanco’s Articles of Incorporation to eliminate supermajority voting, by the votes set forth in the table below.

For	Against	Abstain	Broker Non-Votes
399,207,179	829,413	52,244	19,790,205

Proposal 6. The shareholders approved management’s proposal to amend Elanco’s Articles of Incorporation to eliminate legacy parent provisions, by the votes set forth in the table below.

For	Against	Abstain	Broker Non-Votes
399,938,207	92,910	57,719	19,790,205

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Elanco Animal Health Incorporated Amended and Restated Bylaws, effective May 18, 2022.
10.1	Elanco Animal Health Incorporated Amended and Restated Employee Stock Purchase Plan.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elanco Animal Health Incorporated

Date: May 19, 2022	By:	/s/ Todd Young
Name: Todd Young
Title: Executive Vice President and Chief Financial Officer